UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016 (June 24, 2016)
 ______________________________________________________________
TerraForm Global, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-37528	47-1919173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On June 24, 2016, Mr. Ilan Daskal resigned from his position as a director of the board of directors (the “Board”) of TerraForm Global, Inc. (the “Company”). The resignation was contingent upon, and effective immediately prior to, the appointment of Mr. Gregory Scallen as an observer of the Board. The resignation did not alter Mr. Daskal’s prior approval by written consent to the appointment of Mr. Scallen to the Board as observer or director, as described below.

(d)

On June 24, 2016, at the proposal of SunEdison, Inc. (“SunEdison”), the Company’s controlling shareholder, the Board executed a unanimous written consent that appointed Mr. Gregory Scallen as an observer of the Board, effective upon the resignation of Mr. Daskal and continuing until July 24, 2016, or until his earlier death, resignation or removal. The unanimous written consent also approved Mr. Scallen to become a director on the Board on July 24, 2016.

Biography
Mr. Scallen has served as Head of Legal, Global EPC, Procurement and EHS for SunEdison since June of 2014. Mr. Scallen joined SunEdison in March of 2011 and has held various roles of increasing responsibility including Vice President Legal, Canada. Mr. Scallen has worked in the power industry for 20 years, with extensive experience in the areas of utility scale development, green energy development, aboriginal law, financing, real estate and regulatory compliance. Prior to joining SunEdison, Mr. Scallen held various positions at Ontario Power Generation with a focus on utility scale hydroelectric development. Mr. Scallen was the Chair of the Canadian Solar Industries Association for 2014 and a member of the Ontario Clean Energy Task Force established by the Minister of Energy and the Minister of Economic Development in 2013 for the Province of Ontario.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM GLOBAL, INC.

		By:	/s/ Yana Kravtsova
Date:	June 29, 2016	Name:	Yana Kravtsova
		Title	Senior Vice President, General Counsel and Secretary